CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Total Return Fund Incorporated.(the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JANUARY 29, 2004    /S/DONALD F. CRUMRINE
     ----------------------  --------------------------------------------
                             Donald F. Crumrine, Director, Chairman of the
                             Board and Chief Executive Officer
                             (principal executive officer)


I, Peter C. Stimes, Chief Financial and Accounting Officer, Vice President, Treasurer & Assistant Secretary of Flaherty & Crumrine/Claymore Total Return Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JANUARY 29, 2004      /S/PETER C. STIMES
     -----------------------   -------------------------------------------------
                               Peter C. Stimes, Chief Financial and Accounting
                               Officer, Vice President, Treasurer & Assistant
                               Secretary
                               (principal financial officer)